UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K/A

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report: July 8, 2015

Date of Earliest Event Reported: July 1, 2015

Principal Solar, Inc.

(Exact name of registrant as specified in its charter)

333-196058
(Commission File Number)

Delaware	27-3096175
(State or other jurisdiction of incorporation)	(I.R.S. Employer Identification No.)

211 N. Ervay, Street, Suite 300

Dallas, TX 75201

(855) 774-7799

(Address and Telephone Number of Registrant's Principal

Executive Offices and Principal Place of Business)

N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.

See Item 2.03 herein.

Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

On July 1, 2015, the Company agreed to issue, in one or more separate tranches, up to $2,000,000 of a newly created Senior Secured Convertible Debenture ("Debentures") security to three of its existing equity investors: Steuben Investment Company II, L.P. ("Steuben"), TCH Principal Solar, LP, ("TCH"), and SMCDLB, LLC ("SMC"). The Debentures:

●	bear an interest rate of 8% per annum, due and payable at maturity;
●

mature on September 1, 2015, provided however that the maturity date may be extended up to six months from the closing date if the maturity date for the Alpha Capital Anstalt ("Alpha") debt is also extended to be co-terminus with the Debentures;

●	are convertible into the Company's $.01 par value common stock ("Common Stock") at a rate of two shares of Common Stock for each $1.00 invested in the Debentures; and
●	may be prepaid by the Company at any time without penalty upon 10 days notice.

In connection with the Debentures, the Company granted to the holders 60-month warrants to purchase up to 666,666 shares of Common Stock at a price of $6.00 per share.

The first tranche of $1,100,000 was funded beginning July 1, 2015, by Steuben and TCH, both existing holders of our Common Stock, and proceeds were used to meet obligations of our Principal Sunrise IV and Principal Sunrise V solar projects under development.

The initial tranche occurred pursuant to the binding term sheet, and the parties have agreed to work together in good faith to negotiate and execute definitive transaction documents on or before July 17, 2015 (as extended).

In order of priority, the Debentures are subordinated to the debt of Bridge Bank, National Association on all assets of our subsidiary, Powerhouse One, LLC, and all cash flow and benefits stemming therefrom; rank pari passu with the debt of Alpha, and senior in priority to all other debt and equity of the Company. Under the terms of the Debenture, the company is prohibited from incurring additional debt or issuing new or additional equity.

Item 2.04 Triggering Events That Accelerate or Increase a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement.

Entry into a binding term sheet to issue the Debentures is a default under the agreements with Alpha. However negotiations with Alpha for a consent and waiver, occurring both before and since executing the binding term sheet was executed, continue and, should the parties be unable to gain Alpha’s consent and waiver, the holders of the Debentures have agreed to reform the Debentures into a form required to obtain Alpha's consent or in a manner that does not require such consent. Such security, as reformed, may or may not be secured.

Item 3.02 Unregistered Sale of Equity Securities.

The matter described in Item 2.03 herein affords the holders of the Debentures the opportunity to convert the outstanding principal into up to 4,000,000 shares of Common Stock at a price of $0.50 per share. Additionally, the holders can also exercise warrants resulting in the Company issuing an additional 666,666 shares of Common Stock at an exercise price of $6.00 per share.

The warrants and the convertible note were issued in accordance with the private placement exemption afforded by Section 4(2) of the Securities Act of 1933, as amended.

Item 9.01 Financial Statements and Exhibits

Exhibit No.	Descriptio

4.1	Binding Term Sheet for Issuance of 8% Senior Secured Convertible Debenture (July 1, 2015)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this Report to be signed on its behalf by the undersigned, hereunto duly authorized.

PRINCIPAL SOLAR, INC.

Date: July 8, 2015	By:	/s/ David N. Pilotte
Chief Financial Officer